UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported) August 30, 2000
                               (August 15, 2000)


                                  iPARTY CORP.
                     --------------------------------------

               (Exact Name of Registrant as Specified in Charter)



   DELAWARE                                0-25507                    13-4012236
--------------------------------------------------------------------------------
(State or Other Jurisdiction               (Commission              IRS Employer
of Incorporation)                           File Number)     Identification No.)



130 West 30th Street, 10th Floor, New York                                 10001
------------------------------------------                                 -----
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:               (212) 609-4300
                                                   -----------------------------

                                 Not applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changes Since Last Report)

3



Item 2.  Acquisition or Disposition of Assets

         On August 15, 2000, iParty Corp. (the "Company") through its wholly-owned subsidiary, iParty Retail Stores Corp. ("iParty Retail"), pursuant to a Asset Purchase Agreement acquired certain assets from The Big Party Corporation ("The Big Party"). The Company acquired inventory, fixed assets and the leases of 33 retail stores from The Big Party in consideration of cash and assumption of certain liabilities, as described in the Asset Purchase Agreement. The Big Party filed for bankruptcy protection during the second quarter of 2000 and the acquisition was approved by the United States Bankruptcy Court, District of Delaware. A copy of the Asset Purchase Agreement and amendments thereto are filed as Exhibit 2.1, 2.2 and 2.3 hereto, and such documents are incorporated by reference herein.

         The acquisition was financed in part by a private placement as described in Item 5.

Item 5. Other Events

         On August 11, 2000, the Company completed a private placement of Series E Convertible Preferred Stock, raising $2,000,000. The proceeds from the sale of the Series E Convertible Preferred Stock was used to financed the acquisition of certain assets of The Big Party. The financing comprised of 533,333 shares of Series E Convertible Preferred Stock convertible into an aggregate of 5,333,333 shares of the Company's common stock at a conversion price of $.375 per share. The Series E Preferred Stock is convertible at anytime into a number of shares equal to $3.75 divided by the conversion price in effect at the time of conversion. The initial conversion price is $.375 per share, reflecting an initial conversion ratio of 1:10. The Series E Convertible Preferred Stock will have such rights as described in the Certificate of Designation.

         This Series E Convertible Preferred Stock financing triggered certain anti-dilution provisions in Series B, C and D Convertible Preferred Stock and redeemable common stock purchase warrants attached thereto. The effect of these anti-dilution provisions were (1) the issuance of 3,731,118 additional shares of Series B Convertible Preferred Stock and an adjustment to the conversion price for all outstanding shares of Series B preferred stock to $1.47, (2) the issuance of 357,061 additional shares of Series C Convertible Preferred Stock and an adjustment to the conversion price for all outstanding shares of Series C preferred stock to $1.47, (3) the issuance of 892,653 additional shares of Series D Convertible Preferred Stock and an adjustment to the conversion price for all outstanding shares of Series D Convertible Preferred Stock to $1.47, (4) the issuance of 1,993,504 additional redeemable common stock warrants attached to Series B Convertible Preferred Stock and an adjustment to the exercise price for all outstanding redeemable common stock warrants attached to Series B Convertible Preferred Stock to $1.35, (5) the issuance of 190,774 additional redeemable common stock warrants attached to Series C Convertible Preferred Stock and an adjustment to the exercise price for all outstanding redeemable common stock warrants attached to Series C Convertible Preferred Stock to $1.35,
(6) the issuance of 446,327 additional redeemable common stock warrants attached to Series D Convertible Preferred Stock and an adjustment to the exercise price for all outstanding redeemable common stock warrants attached to Series Convertible Preferred Stock to $1.47, and (7) the issuance of 354,814 additional redeemable common stock warrants issued to the placement agent in the Series B and C preferred stock financing and an adjustment to the exercise price to $1.35.

         A copy of the Certificate of Designation is filed as Exhibit 4.1 hereto and such document is incorporated by referenced herein.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statement of Business Acquired

                  See Index to Financial Statements.

(b)      Pro Forma Financial Information

                  See Index to Financial Statements.

(c)      Exhibits

          2.1 Asset Purchase Agreement by and between iParty Retail Stores Corp. and The Big Party Corporation.

          2.2 Amendment No. 1 to Asset Purchase Agreement by and between iParty Retail Stores Corp. and The Big Party Corporation.

          2.3 Amendment No. 2 to Asset Purchase Agreement by and between iParty Retail Stores Corp. and The Big Party Corporation.

          2.4 Stock Purchase Agreement by and among iParty Corp., Ajmal Khan and Robert H. Lessin.

          4.1 Certificate of Designation of Series E Preferred Stock of iParty Corp.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             iPARTY CORP.

                                             By:     /s/      Sal Perisano
                                                     ---------------------------
                                  Sal Persiano
                                                     Chief Executive Officer


                                             By:     /s/      Patrick Farrell
                                                     ---------------------------
                                                     Patrick Farrell
                                                     Chief Financial Officer

Date:  August 30, 2000

                                  EXHIBIT INDEX


Exhibit No.              Description
-----------              -----------
2.1                      Asset Purchase Agreement.*

2.2 Amendment No. 1 to Asset Purchase Agreement by and between iParty Retail Stores Corp. and The Big Party Corporation.*

2.3 Amendment No. 2 to Asset Purchase Agreement by and between iParty Retail Stores Corp. and The Big Party Corporation.*

2.4 Stock Purchase Agreement by and among iParty Corp., Ajmal Khan and Robert H. Lessin.*

4.1 Certificate of Designation of Series E Preferred Stock of iParty Corp.*



--------------------------------
* Incorporated herein in its entirety by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 30, 2000.

                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Auditors                                              F-1
Statements of Net Assets to be Acquired and Liabilities to be
Assumed as of June 23, 2000 (unaudited), December 25, 1999 and
December 26, 1998                                                           F-2
Statements of Revenues and Expenses for the six months ended
June 23, 2000 and six months ended June 26, 1999 and for the
years ended December 25, 1999 and December 26, 1998                         F-3
Notes to Financial Statements                                               F-4
Introduction to Pro Forma Financial Statements (Unaudited)                  F-9
Unaudited Pro Forma Condensed Consolidated Statement of
Operations for the six months ended June 30, 2000                           F-10
Unaudited Pro Forma Condensed Consolidated Statement of
Operations for the year ended December 31, 1999                             F-11
Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of June 30, 1999                                                         F-12
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements    F-13

Report of Independent Public Accountants



To the Board of Directors and Stockholders of The Big Party Corporation:

We have audited the accompanying statements of net assets to be acquired and liabilities to be assumed of the Big Party Corporation and the related statements of revenues and expenses for the years ended December 25, 1999 and December 26, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared in accordance with an Asset Purchase Agreement as of August 15, 2000 to present the net assets to be acquired and liabilities to be assumed and the related statement of revenues and expenses of the Big Party Corporation for the years ended December 25, 1999 and December 26, 1998 and are not intended to be a complete presentation of the net assets and liabilities or revenues and expenses of the Big Party Corporation in accordance with accounting principles generally accepted in the United States.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be acquired and liabilities to be assumed of the Big Party Corporation and the related statement of revenue and expenses for the years ended December 25, 1999 and December 26, 1998 in conformity with accounting principles generally accepted in the United States.


                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
October 20, 2000

THE BIG PARTY CORPORATION.

Statements of Net Assets to be Acquired and Liabilities to be Assumed
As of June 23, 2000 (unaudited), December 25,
1999 and December 26, 1998




                         June 23, 2000        December 25,        December 26,
                         (unaudited)             1999                  1998

Assets:
   Cash                  $    35,900      $       35,900      $       38,200
   Inventory               5,892,298           6,876,945          10,288,769
   Prepaid expenses          169,127             169,127             285,291
   Fixed assets, Net               -                   -           6,641,998
   Other assets              179,046             238,647             319,173
                         -----------      --------------      --------------

         Total assets      6,097,325           7,320,619          17,573,431
                         -----------      --------------      --------------

Liabilities:
   Capital lease             426,188             668,423           1,167,295
   Other liabilities          97,047              79,922              42,105
                         -----------      --------------      --------------

         Total liabilities   523,235             748,345           1,209,400
                         -----------      --------------      --------------


Net assets            $    6,276,371      $    6,572,274      $   16,364,031
                       ==============      ==============      ==============



The accompanying notes are an integral part of these financial statements.


THE BIG PARTY CORPORATION

Statement  of Revenues  and  Expenses
For the Six Months Ended June 23, 2000 and the Six Months Ended June 26, 1999
(unaudited) and For Years Ended December 25,
1999 and December 26, 1998





                          Six Months         Six Months         Year Ended        Year Ended
                          Ended June         Ended June         December          December
                          23, 2000           26, 1999           25, 1999          26, 1998
                          (unaudited)        (unaudited)

Revenues                  $    21,262,013    $ 23,173,682      $    48,927,495    $    47,799,244

Cost of Revenues               14,068,902      14,926,894           30,327,801         30,507,454
                           --------------          ----------  ---------------    ---------------

         Gross margin           7,193,111           8,246,788       18,599,694         17,291,790

Operating Expenses:
   General and administrative   9,080,679           9,243,886       17,746,519         17,028,344
   Impairment of fixed assets           -                  -         5,423,888                  -
                          ---------------    ---------------   ---------------    ---------------

         Operating expenses     9,080,679           9,243,886       23,170,407         17,028,344

Net contribution             $ (1,887,568)         $ (997,098) $    (4,570,713)   $       263,446
                              ============        ============ ================   ===============


The accompanying notes are an integral part of these financial statements

THE BIG PARTY CORPORATION

Notes to Financial Statements
December 25, 1999 and December 26, 1998

(1)      OPERATIONS

The Big Party Corporation (the Company) was incorporated in Delaware on June 21, 1995. The Company is a retailer of party supplies. On August 15, 2000 the Company, which was operating under the protection of the Bankruptcy Court of the State of Delaware, entered into an agreement to sell the leasehold rights, fixed assets and inventories of 33 stores to iParty Retail Store Corporation (a wholly owned subsidiary of iParty Corp.) for approximately $4,900,000. In accordance with the agreement, such assets and certain liabilities existing at the closing agreement were transferred to iParty Retail Store Corp.

 (2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. The significant accounting policies of the Company are described below.

 (a)   Basis of Presentation

       For the purposes of this presentation, the accompanying special-purpose financial statements present only those net assets and certain liabilities of the Company acquired by iParty Retail Store Corp. and the related revenues and expenses for the years ended December 25, 1999 and December 26, 1998. The accompanying financial statements are not intended to be a complete presentation of the assets, liabilities or the results of operations of the Company on a stand-alone basis in accordance with generally accepted accounting principles. The financial statements do not reflect the revaluation of assets to be acquired by iParty Retail Store Corp. to their fair market value at the date of acquisition. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles and were derived from historical accounting records of the Company.

       The accompanying statements of net assets to be acquired and liabilities to be assumed includes the net assets of the Company.

       The accompanying statements of revenue and expenses include the revenue and expenses directly attributable to the stores acquired that have been historically segregated by the Company in its accounting records.

       Full historical financial statements, including certain general and administrative expenses and other indirect expenses, interest expense and income taxes, have not been presented because management believes that it is not practical to determine the portion that is attributable to the 33 stores included in the agreement. The Management of the Company believes the basis of allocating all other expenses to be reasonable; however, the amounts could differ from amounts that would be determined if the 33 stores were operated on a stand-alone basis. In addition, centralized cash accounts for the majority of disbursements exist at the Company. As a result, a statement of cash flows has been excluded from the accompanying financial statements.

       The accompanying balance sheet as of June 23, 2000 and statements of Revenues and Expenses for the six months ended June 23, 2000 and the six months ended June 26, 1999 included herein, have been prepared by the Company and are unaudited. The information furnished in the unaudited financial statements referred to above includes all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial statements. The results of operations for the six months ended June 23, 2000 are not necessarily indicative of the results to be expected for the entire fiscal year.

(b)    Fiscal Year-End

       The Company uses the Saturday closest to December 31 as its year-end Fiscal 1999 and 1998 ended on December 25, 1999 and December 26, 1998, respectively.

(c)    Revenue Recognition

       Revenue is recognized at the time of sale. Sales returns, which are not material, are recorded in the period of the return.

 (d)   Cost of Revenues

       Cost of revenues includes the merchandise sold and the Company's buying and occupancy costs.

(e)    Inventory

       The Company's inventory consists of party supplies and is valued at the lower of weighted average cost, which approximates FIFO (first in, first out) or market.

(f)    Property and Equipment

       Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is calculated using the straight-line method based upon their estimated economic useful lives, as follows:

                 Asset Classification           Useful Life

          Furniture and fixtures                   7 years
          Equipment under capital leases          5-7 years
          Computers and equipment                  5 years
          Motor vehicles                           5 years

       Leasehold improvements are amortized over the lesser of the length of the related lease or the estimated useful lives of the assets.

(g)    Other Assets

       Other assets consist of the following at June 23, 2000, December 25, 1999 and December 26, 1998:

                                     June 23,
                                        2000
                                     (unaudited)          1999             1998

Deposits                         $       164,679  $    209,794   $       234,586
Lease acquisition costs, net              14,367        28,853            84,587
                                 ---------------  ------------   ---------------

                                 $       179,046  $    238,647   $       319,173
                                 ===============  ============   ===============


       Lease acquisition costs are amortized on the straight-line basis over the life of the lease.

(h)    Accounting for the Impairment of Long-Lived Assets

       The Company adopted  Statement of Financial  Accounting  Standards (SFAS)
       No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, effective December 31, 1995. In accordance with the requirements of SFAS No. 121, the Company periodically assesses whether events or circumstances have occurred that may indicate the carrying value of its long-lived assets may not be recoverable. When such events or circumstances indicate the carrying value of an asset may be impaired, the Company uses an estimate of the future undiscounted cash flows to be derived from the asset over the remaining useful life of the asset to assess whether or not the asset is recoverable. If the future undiscounted cash flows to be derived over the life of the asset do not exceed the asset's net book value, the Company recognizes an impairment loss for the amount by which the net book value of the asset exceeds its estimated fair market value. The Company recognized an impairment loss of approximately $5,424,000 during the year ended December 25, 1999 related to events and circumstances that indicated the carrying value of certain long-lived assets may not be recoverable. The impairment loss has been classified as a separate component of operating expenses for the year ended December 25, 1999 and included in accumulated depreciation. No other impairment loss was recognized during the years ended December 25, 1999 or December 26, 1998.

(i)    Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)      FIXED ASSETS

       A summary of fixed assets as of June 23, 2000, December 25, 1999 and December 26, 1998 is as follows:



                                          June 23,
                                            2000                1999              1998
                                         (unaudited)

Leasehold improvements               $     2,810,766  $     2,810,766    $     2,753,601
Equipment                                  1,047,818        1,047,818          1,020,554
Furniture and fixtures                     2,463,268        2,463,268          2,195,457
Computers                                  2,608,746        2,608,746          2,515,066
Leased equipment and furniture             2,948,976        2,948,976          2,743,525
Vehicles                                      35,626           35,626             35,626
                                     ---------------  ---------------    ---------------

                                          11,915,200       11,915,200         11,263,828

Less accumulated depreciation
And amortization                          11,915,200      (11,915,200)        (4,621,830)
                                          ----------       -----------         ----------


                                      $             -  $             -    $     6,641,998
                                      ===============  ===============    ===============


       Depreciation and amortization expense for the six months ended June 23, 2000 and six months ended June 26, 1999 and for the years ended December 25, 1999 and December 26, 1998 was approximately $0, $929,000, $7,281,888 and $2,022,000 respectively.



(4)      COMMITMENTS AND CONTINGENCIES

The Company is obligated under operating leases, principally for its retail stores. Total rental expense for the six months ended June 23, 2000 and the six months ended June 26, 1999 and for the years ending December 25, 1999 and December 26, 1998 was approximately $2,498,000, 2,653,000, 4,124,000 and
3,922,000 respectively.

The Company is not a party to any material pending legal proceedings, other than ordinary litigation incidental to the business. Management believes that none of these proceedings, if adversely determined, would have a material adverse effect on its financial position.

                          IPARTY CORP AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed consolidated financial statements for the six months ended June 30, 2000 and the fiscal year ended
December 31, 1999 have been derived from the application of pro forma adjustments to the historical financial statements of iParty Corp ("iParty") and The Big Party Corporation ("The Big Party"). The unaudited pro forma condensed consolidated statement of operations information for the six months ended June 30, 2000 and for the year ended December 31, 1999, gives effect to the acquisition as if it had occurred on January 1, 1999. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of The Big Party as if it had occurred on June 30, 2000.

    The unaudited pro forma condensed consolidated financial statements do not necessarily reflect what our actual financial results would have been had the acquisition been completed on these dates, nor does it purport to be indicative of future financial results.

    The acquisition has been accounted for using the purchase method of accounting. The purchase method of accounting allocates the aggregate purchase price to the assets acquired and liabilities assumed based upon their respective fair values.


                          IPARTY CORP AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000




                                 iParty Corp            Big Party
                             Historical for the     Historical for the
                              Six Months Ended       Six Months Ended
                                June 30, 2000         June 23, 2000           Pro Forma        Pro Forma as
                                 (unaudited)           (unaudited)           Adjustments         Adjusted

Revenues                          $  406,685            $21,262,013                             $21,668,698

Operating costs:

Cost of goods sold                   492,720             14,068,902                              14,561,622
Selling, General and
Administrative                    11,011,082              9,080,679                              20,091,761
                                 -----------             ----------                              ----------

Operating loss
                                (11,097,117)            (1,887,568)                            (12,984,685)

Interest Income, Net
                                     500,133                     -                                  500,133
                                    --------            ----------

Net Loss
                                $(10,596,984)            (1,887,568)                           (12,484,552)
                                =============            ===========                           ============

Loss per share                     $   (0.95)                                                     $  (1.12)
                                       ======                                                        ======

Weighted Average Shares
Outstanding                        11,103,436                                                    11,103,436
                                   ==========                                                    ==========




                          IPARTY CORP AND SUBSIDIARIES

                          UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                  Big Party
                           iParty Corp            Historical for
                           Historical for              the
                                the               Twelve
                           Twelve Months          Months
                           Ended                  Ended
                           December 31,           December 25
                           1999                   1999                          Pro Forma         Pro Forma as
                                                                                Adjustments          Adjusted


Revenues                     $  138,545          $ 48,927,495                                     $49,066,040

Operating costs:

Cost of goods sold              111,961            30,327,801                                      30,439,762
Selling, General and
Administrative               10,567,669            17,746,519                                      33,738,076
Impairment Charge                     -             5,423,888                                      ----------
                           ------------             ---------


                                                                                                                  -

Operating loss               (10,541,085)         (4,570,713)                                    (15,111,798)

Interest Expense, Net
                                 714,330                    -                                          714,330
                                --------       --------------                                          -------


                                                                                                                  -

Net Loss                   $ (11,255,415)         $ (4,570,713)                                   (15,826,128)
                             ============           ===========                                   ============

                                                                                                                  -
Loss per share               $     (1.02)                                                            $  (1.44)
                                   ======                                                               ======

Weighted Average Shares
Outstanding                    11,005,421                                                           11,005,421
                               ==========                                                           ==========


The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of this statement


                          IPARTY CORP AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

                               AS OF JUNE 30, 2000


                                       June 30, 2000      June 23, 2000        Adjustments          Adjusted

Current Assets

Cash and cash equivalents              $10,542,816       $       35,900     $   (3,975,000)   (1)  6,567,816
                                                                                   (35,900)   (3)
Marketable securities                    1,644,313                                                 1,644,313
Inventory                                        -            5,892,298         (1,032,298)   (2)  4,860,000

Prepaid expenses and
other current assets                       378,517            169,127             (169,127)   (3)    378,617
                                           -------            -------                         --------------

Total Current Assets                    12,565,646          6,097,325                             13,450,646
Property and equipment                     939,355                  -                                939,355
Intangible assets                        5,092,222                  -                              5,092,222
Other assets                                56,594            179,046            (179,046)    (3)     56,594
                                     ---------------    ---------------                       --------------


Total assets                         $ 18,653,817       $     6,276,371                        $  19,538,817
                                     ============       ===============                        =============
                                                                            $      650,000    (1)
                                                                                   235,000    (1)
Accounts payable and accrued
liabilities                           $ 3,561,777              $ 97,047           (97,047)    (3) $4,446,777
                                      -----------       ---------------     --------------    --------------

Total current liabilities
commitments and contingencies         $ 3,561,777              $ 97,047                           $4,446,777
                                      -----------       ---------------                       --------------

Capital Leases                                  -               426,188          (426,188)    (3)          -
                                                        ---------------                       --------------

Total Liabilities                       3,561,777               523,235                            4,446,777
                                                        ---------------

Stockholders' Equity                   15,092,040             5,753,136        (5,753,136)    (4) 15,092,040
                                       ----------       ---------------                      ---------------

Total Liabilities and
Stockholders' Equity                 $ 18,653,817       $     6,276,371                         $ 19,538,817
                                       ==========        ==============                           ==========

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of this statement

                          IPARTY CORP AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 The unaudited pro forma condensed consolidated statements of operations have been prepared to reflect the acquisition of The Big Party as if this acquisition occurred on January 1, 1999. The unaudited pro forma condensed consolidated balance sheet was prepared to reflect the acquisition as of June 30, 2000. The Big Party's historical financial statements were derived from its books and records and reflect:

- the statement of operations of The Big Party for the six month period ended June 23, 2000, - the statement of operations of The Big Party for the 12 month period ended December 25, 1999; and - the balance sheet of The Big Party as of June 23, 2000.

The acquisition has been accounted for under the purchase method of accounting.

          The following is a summary of the adjustments reflected in the unaudited pro forms condensed consolidated balance sheet:

          1. Represents the preliminary allocation of purchase price to the net assets acquired as follows--

                  Purchase price:

                           Cash paid                                 $ 3,975,000
                           Payable to seller                             650,000
                           Accrued transaction costs                     235,000

                  Total purchase price                                $4,860,000

                  Net tangible assets acquired
                           Inventory                                  $4,860,000


          In  addition  to  acquiring  inventory,   iParty  purchased  leasehold
improvements at the acquired stores. The fair value of the acquired inventory and leaseholds exceeded the purchase price. As a result, due to the fact that the purchase price approximated the fair value of the inventory, no value could be assigned to the long term assets.

          Additionally, the Asset Purchase Agreement requires iParty Corp. to pay additional amounts to the seller if certain amounts are met over calendar years 2001, 2002 and 2003. The earnout payments, as defined in the agreement, are based on the performance of the acquired stores. As defined in the agreement, a minimum of $250,000 in earnout payments is guaranteed and therefore this amount has been included in Payable to Seller in the preliminary purchase price allocation.

          iParty believes that all significant assets and liabilities have been identified and, accordingly, that the final determination of the allocation of the purchase price should not vary materially from the preliminary estimate.

          2. Represents an adjustment to record purchased inventory at its estimated fair value.

          3. Reflects the adjustments to eliminate certain assets not acquired and certain liabilities not assumed in the acquisition.

          4. Reflects the adjustment to eliminate The Big Party equity.